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                               HSBC INVESTOR FUNDS
                            HSBC INVESTOR PORTFOLIOS
                            HSBC ADVISOR FUNDS TRUST

                                 CODE OF ETHICS

                          EFFECTIVE AS OF JUNE 14, 2004

         HSBC Investors Funds (the "Fund"), HSBC Investor Portfolios (the "Portfolio"), and HSBC Advisor Funds Trust (the "Trust") (each, an "Investment Company"; collectively, the "Investment Companies"), each on behalf of its current and future series have each determined to adopt this Code of Ethics (the "Code") to specify and prohibit certain types of personal securities transactions that may be deemed to create a conflict of interest and to establish, reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.       DEFINITIONS

         A. An "Access Person" means (i) any Trustee, Director, officer or Advisory Person (as defined below) of the Investment Company or any investment adviser thereof, or (ii) any director or officer of a principal underwriter of the Investment Company who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Investment Company for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Investment Company regarding the purchase or sale of securities; or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Investment Company, makes any recommendation or participates in the determination of which recommendations shall be made, or whose principal function or duties relate to the determination of which recommendations shall be made to the Investment Company or who in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Investment Company.

         B. An "Advisory Person" means any employee of the Investment Company or any investment adviser thereof (or of any company in a control relationship to the Investment Company or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Investment Company or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Investment Company or adviser who obtains information regarding the purchase or sale of securities.




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         C.       "Access Person" and "Advisory Person" shall not include any individual who is required to file quarterly reports with any investment adviser, subadviser, administrator or principal underwriter of an Investment Company pursuant to a code of ethics found by the Trustees to be substantially in conformity with Rule 17j-1 under the 1940 Act and accepted industry practices.

         D. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

         E. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

         F. "Covered Security" means any security as defined in Section 2(a)(36) of the 1940 Act (a broad definition that includes any interest or instrument commonly known as a security), but excluding (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments and such other money market instruments as may be designated by the Trustees of the Investment Company, including repurchase agreements, and (c) shares of open-end registered investment companies.

         G. "Disinterested Trustee" means a Trustee who is not an "interested person" of the Investment Company within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer or employee of any investment adviser of the Investment Company, or owner of 5% or more of the outstanding stock of any investment adviser of the Investment Company.

         H. "HSBC Fund Shares" means the shares of open-end mutual funds advised or sub-advised by HSBC Asset Management (Americas) Inc.

         I. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         J. "Investment Person" means: (1) any employee of the Investment Company or an adviser (or of any company in a control relationship to the Investment Company or an adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Investment Company; and
                  (2) any natural person who controls the Investment Company or an adviser and who obtains information concerning recommendations made to the Investment Company regarding the purchase or sale of securities by the Investment Company.


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         K.       "Limited Offering" means an offering that is exempt from
                  registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         L. "Review Officer" is the person designated by the Investment Company's Board of Trustees to monitor the overall compliance with the Code. In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of the Investment Company.

         M. "Preclearance Officer" is the person designated by the Investment Company's Board of Trustees to provide preclearance of any personal security transaction as required by this Code.

         N. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a Covered Security (as defined above) or the purchase or sale of a futures contract or index on a security or option thereon.

         O. "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days (i) is or has been held by the Investment Company, (ii) is being considered by the Investment Company or its investment adviser for purchase by the Investment Company, or (iii) any option to purchase or sell, and any security convertible into or exchangeable for, one of the foregoing.

II.      STATEMENT OF GENERAL PRINCIPLES

         The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

         Each Access Person shall:

         A. at all times, place the interests of the Investment Company before his or her personal interests;

         B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

         C. not take any inappropriate advantage of his or her position with or on behalf of the Investment Company.

III.     PROHIBITIONS

         Rule 17j-1(a) of the 1940 Act makes it unlawful for any affiliated person of an Investment Company or principal underwriter for the Investment Company, or any affiliated person of an investment adviser of or principal underwriter for the Investment Company, in


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         connection with the purchase and sale, directly or indirectly, by such person of a Security Held or to be Acquired by that Investment Company:

         A. to employ any device, scheme or artifice to defraud the Investment Company;

         B. to make to the Investment Company any untrue statement of a material fact or omit to state to the Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         C. to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Investment Company; or

         D. to engage in any manipulative practice with respect to the Investment Company .

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

         A.       Blackout Periods

                  1. No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known the Investment Company has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn. This prohibition shall not apply to any Disinterested Trustee who does not know or should not have known of the pending "buy" or "sell" order.

                  2. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Investment Company trades (or has traded) in that security.

         B.       Initial Public Offerings

                  No Advisory Person or Investment Person shall acquire any security in an Initial Public Offering for his or her personal account.

         C.       Limited Offering

                  With regard to a Limited Offering, each Advisory Person or Investment Person shall:

                  1. obtain express prior written approval from the Preclearance Officer for any acquisition of securities in a Limited Offering (the Preclearance


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                           Officer, in making such determination, shall
                           consider, among other factors, whether the investment opportunity should be reserved for the Investment Company, and whether such opportunity is being offered to such Advisory Person or Investment Person by virtue of his or her position with the Investment Company); and

                  2. after authorization to acquire securities in a Limited Offering has been obtained, disclose such personal investment with respect to any subsequent consideration by the Investment Company (or any other investment company for which he or she acts in a capacity as an Advisory Person or Investment Person) for investment in that issuer.

                  If the Investment Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person or Investment Person, that decision shall be subject to an independent review by Advisory Persons or Investment Persons with no personal interest in the issuer.

         D.       Short-Term Trading Profits

                  No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Investment Company's Board of Trustees approves otherwise, be disgorged as directed by the Investment Company's Board of Trustees.

         E.       Gifts

                  No Advisory Person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Investment Company.

         F.       Service as a Director or Trustee

                  1. No Advisory Person shall serve on a board of directors or trustees of a publicly traded company without prior authorization from the Board of Trustees of the Investment Company, based upon a determination that such board service would be consistent with the interests of the Investment Company and its investors.

                  2. If board service of an Advisory Person is authorized by the Board of Trustees of the Investment Company, such Advisory Person shall be isolated from the investment-making decisions of the Investment Company with respect to the companies of which he or she is a director or trustee.



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         G.       Exempted Transactions

                  The prohibitions of Section IV A. - F. shall not apply to:

                  1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                  2. purchases or sales that are non-volitional on the part of the Access Person or the Investment Company, including mergers, recapitalizations or similar transactions;


                  3. purchases which are part of an automatic dividend reinvestment plan;

                  4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

                  5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Investment Company because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Investment Company, and (c) not representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Preclearance Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Investment Company.

         H.       HSBC Fund Shares

                  1. No Access Person (or member of his or her immediate family) shall purchase and sell or sell and purchase shares of the same HSBC Fund (of which such Access Person has a beneficial ownership interest) within 30 calendar days. The 30-day holding period is measured from the time of the most recent purchase of shares of the relevant HSBC Fund by the Access Person. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances approved by the Review Officer. Violations will result in disgorgement of any profit to the relevant HSBC Fund.

                           Further, no Access Person (or member of his or her immediate family) shall exchange shares of one HSBC Fund (with respect to which such Access Person has a beneficial ownership interest) for shares of another HSBC Fund (with respect to which such Access Person has a beneficial ownership interest) within 30 calendar days.


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                  2.       None of the above-specified restrictions on
                           short-term trading in HSBC Fund Shares shall apply to the following transactions:

                           a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Review Officer);

                           b. Purchases or sales that are non-volitional on the part of the Access Person;

                           c. Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching), an employee stock purchase plan or program, or other automatic stock purchase plans or programs;

                           d.       Sales that are part of an automatic
                                    withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs; or

                           e. Purchases or sales with respect to HSBC Fund Shares of a taxable or tax-exempt money market fund.

                  3. Reporting of all purchases and sales of HSBC Fund Shares must be made on each Initial Securities Holding Report, Quarterly Transaction Report and Annual Securities Holding Report as provided in
                           Section V. B.

                  4. As of ___________, 2004, an Access Persons may purchase HSBC Fund Shares only through BISYS Fund Services. Such persons may not purchase HSBC Fund Shares (other than through dividend reinvestments) through brokers or other channels other than BISYS Fund Services. If such persons acquired HSBC Fund Shares through brokers or other channels other than BISYS Fund Services before _________, 2004, such persons may continue to hold those shares.


V.       COMPLIANCE PROCEDURES

         A.       Preclearance

                  An Access Person other than: (1) a Disinterested Trustee or,
                  (2) a Trustee who, although an "Interested Person" with respect to any Investment Company, is not an Advisory Person and who, at the time of any transaction neither knew nor should have known that during the 15 day period immediately preceding or after the transaction by the Trustee: (i) such security was being purchased or sold by the Investment Company; or (ii) such security was being considered for purchase


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                  or sale by the Investment Company) may not, directly or
                  indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

                  1. such purchase or sale has been approved by the Preclearance Officer;

                  2. the approved transaction is completed on the same day approval is received; and

                  3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

                  Each Access Person subject to preclearance may effect total purchases and sales of up to $25,000 of securities listed on a national securities exchange within any six month period without preclearance from the Board of Trustees or the Preclearance Officer, provided that:

                  (1) The six month period is a "rolling" period, the limit is applicable between any two dates which are six months apart;

                  (2) Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures; and

                  (3) Although preclearance is not required for personal transactions in securities which fall into this de minimis exception, these trades must still be reported on a quarterly basis pursuant to Section V.B.2. hereunder, if such transactions are reportable.

         B.       Access Person Reporting

                  To enable each Investment Company to determine with reasonable assurance whether the provisions of Rule 17j-1(a) and the Code are being observed by its Access Persons, the following reporting requirements apply, except as noted in Section V.B.5 below.

                  1. Initial Holdings Report. Within 10 days of commencement of employment by an Investment Company or otherwise assuming the status of "Access Person," and annually thereafter, each Access Person shall disclose in writing, in a form acceptable to the Review Officer, all direct or indirect Beneficial Ownership interests of such Access Person in Covered Securities and HSBC Fund Shares. Information to be reported includes:

                           a. title, number of shares and principal amount of each Covered Security or HSBC Fund in which the Access Person had any direct or indirect


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                                    Beneficial Ownership interest when the
                                    person became an Access Person;

                           b. name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

                           c. the date the report is submitted by the Access Person.

                  2. Quarterly Transaction Report. Each Access Person shall report to the Review Officer within 10 days of the end of each calendar quarter:

                           a. with respect to any transaction during the quarter in a Covered Security or HSBC Fund in which the Access Person had any direct or indirect beneficial ownership:

                                    (i)     the date of the transaction, the
                                            title, the interest rate and
                                            maturity date (if applicable), the
                                            number of shares and the principal
                                            amount of each Covered Security or
                                            HSBC Fund involved;

                                    (ii)    the nature of the transaction (i.e.,
                                            purchase, sale or any other type of
                                            acquisition or disposition);

                                    (iii)   the price of the Covered Security or
                                            HSBC Fund Shares at which the
                                            transaction was effected;

                                    (iv)    the name of the broker, dealer or
                                            bank with or through which the
                                            transaction was effected; and

                                    (v)     the date that the report is
                                            submitted by the Access Person.

                           b. with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                                    (i)     the name of the broker, dealer or
                                            bank with whom the Access Person
                                            established the account;

                                    (ii)    the date the account was
                                            established; and

                                    (iii)   the date that the report is
                                            submitted by the Access Person.

                  3. Annual Holdings Report. Each Access Person shall report annually, within 10 days of the close of each calendar year, the following information, which


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                           must be current as of a date no more than 30 days
                           before the report is submitted:

                           a. the title, number of shares and principal amount of each Covered Security and HSBC Fund in which the Access Person had any direct or indirect beneficial ownership;

                           b. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                           c.       the date the report is submitted.

                  4.       Any report required to be submitted pursuant to this
                           Section V.B may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security or HSBC Fund Shares to which the report relates.

                  5.       Exceptions from Reporting Requirements.

                           a. A person need not submit reports pursuant to this Section V.B with respect to transactions effected for, and Covered Securities or HSBC Fund Shares held in, any account over which the person has no direct or indirect influence or control;

                           b. A director of an Investment Company who is not an "interested person" of the Investment Company (as defined in Section 2(a)(19) of the Investment Company Act of 1940), and who would be required to make a report solely by reason of being a director of an Investment Company , need not make:

                                    (i)     an Initial Holdings Report or an
                                            Annual Holdings Report unless such
                                            report would relate to transactions
                                            in HSBC Fund Shares;

                                    (ii)    a Quarterly Transaction Report
                                            unless (a) such report would relate
                                            to transactions in HSBC Fund Shares
                                            or (b) the director knew or, in the
                                            ordinary course of fulfilling his or
                                            her official duties as a director of
                                            an Investment Company, should have
                                            known that, during the 15-day period
                                            immediately preceding or after the
                                            director's transaction in a Covered
                                            Security, the Investment Company
                                            purchased or sold such Covered
                                            Security or the Investment Company
                                            considered purchasing or selling the
                                            Covered Security.


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                  6.       Any report may contain a statement that the report
                           shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

                  7. Reports under the Code shall not relieve any Access Person from responsibility to report other information required to be reported by law or to comply with other applicable requirements of the Federal and State securities laws and other laws.

         C.       Notification and Monitoring

                  1. Notification to Access Persons: The Review Officer shall notify each Access Person that he or she is subject to this reporting requirement, of his or her classification as "Access Person", "Advisory Person" and/or "Investment Person" under the Code, and shall deliver a copy of the Code to each Access Person.

                           The Review Officer shall annually obtain written assurances from each Access Person that he or she is aware of his or her classification and obligations under the Code and has complied with the Code and with its reporting requirements.

                  2. Monitoring of Access Persons: The Review Officer shall cause a system of monitoring personal investment activity by Access Persons to be designed that would identify abusive or inappropriate trading patterns or other practices of Access Persons.

                           The Review Officer shall report on such system to the Board of Trustees of the Investment Company at the next Board meeting following its design and thereafter in connection with the annual review of the Code.

         D.       Review

                  In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section IV.G above. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

         E.       Coordination with Subadvisers and Others

                  The Review Officer shall on a quarterly basis request and receive from the appropriate official of each subadviser, administrator and principal underwriter of an Investment Company, a certificate of compliance with, and a report of any violation of, each such entity's code of ethics referred to in
                  Section I.C. hereunder, with respect to persons who would be defined as Access Persons or


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                  Advisory Persons in the absence of that Section. The Review
                  Officer shall follow the procedure specified in Section V.D above with respect to each violation reported under this section.

         F.       Disclosure of Personal Holdings

                  All Advisory Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

         G.       Certification of Compliance

                  Each Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to the Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

VI.      REQUIREMENTS FOR DISINTERESTED TRUSTEES

         A. Every Disinterested Trustee shall file with the Review Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in Sections V.B.1,2,3 above with respect to transactions (other than exempted transactions listed under Section IV.G above) in any securities in which such person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if such Trustee, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as Trustee, that during the 15-day period immediately preceding or after the transaction by the Trustee:

                  1. such security was being purchased or sold by the Investment Company; or

                  2. such security was being considered for purchase or sale by the Investment Company.

         All Disinterested Trustees shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

         B. Notwithstanding the preceding section, any Disinterested Trustee may, at his or her option, report the information described in Sections V.B.1,2,3 above with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Investment Company in such securities.


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VII.     REVIEW BY THE BOARD OF TRUSTEES

         At least annually, the Review Officer shall report to the Board of Trustees regarding:

         A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

         B. Any recommended changes to the Investment Company's Code of Ethics or procedures; and

         C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

VIII.    SANCTIONS

         A.       Sanctions for Violations by Non-Trustee Access Persons

                  If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Trustees and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Trustees.

         B.       Sanctions for Violations by Trustees

                  If the Review Officer determines that any Trustee has violated this Code, he or she shall so advise the President of the Investment Company and also a committee consisting of the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Investment Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of the Investment Company, which shall impose such sanctions as it deems appropriate.

IX.      MISCELLANEOUS

         A.       Access Persons

                  The Review Officer of the Investment Company will identify all Access Persons who are under a duty to make reports to the Investment Company and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under the Code shall not relieve such person of his or her obligations hereunder.

         B.       Records

                  The Investment Company's administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 3la-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

                  1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

                  4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

         C.       Confidentiality

                  All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

         D.       Interpretation of Provisions

                  The Board of Trustees of the Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.

X.       APPROVAL REQUIREMENTS

         The codes of ethics of the Investment Companies, investment advisers and principal underwriters and any material changes to the codes must be approved, as relevant, by each Investment Company's Board of Directors. Each such approval must be based on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1. Before approving a code of an Investment Company, investment adviser or principal underwriter or any amendment thereto, the Board of Directors of the Investment Companies must receive a certification from the relevant entity that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Investment Company's, investment adviser's or principal underwriter's code of ethics. Before initially retaining any investment adviser, sub-adviser or principal underwriter for an Investment Company, the Investment Company's Board of Directors must approve the code of the relevant entity (unless the entity is not required by Rule 17j-1 to adopt a code of ethics), and must approve any material change to that code within six months after the adoption of the change.

                               HSBC INVESTOR FUNDS
                            HSBC INVESTOR PORTFOLIOS
                            HSBC ADVISOR FUNDS TRUST

                               TRANSACTIONS REPORT

To:                                         , Review Officer
     ---------------------------------------

From:
       ----------------------------------------------------------------
                           (Your Name)

         This Transaction Report (the "Report") is submitted pursuant to Section V of the Code of Ethics of HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust (each, an "Investment Company"; collectively, the "Investment Companies") and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an
Investment Company) for the calendar quarter ended                      .
                                                   ---------------------

         Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

For purposes of the Report, beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-I(a) (exclusive of Section
(a)(1) of such Rule) of the Securities Exchange Act of 1934.

                                    Nature of
                                   Transaction
                                    (Whether                                        Name of the
                                    Purchase,       Principal                      Broker, Dealer
                                    Sales, or       Amount of        Price At       Or Bank With
  Title of                        Other Type Of     Securities      Which the         Whom The        Nature of
Security/HSBC        Date of       Deposition      Acquired or     Transaction      Transaction      Ownership of
    Fund           Transaction   Or Acquisition    Disposed Of     Was Effected     Was Effected      Securities
-------------      -----------   --------------    -----------     ------------     ------------      ----------











         I HEREBY CERTIFY THAT 1 (1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS OF THE INVESTMENT COMPANY, (2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OF ETHICS OVER THE PAST YEAR*, (4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS OVER THE PAST YEAR* REQUIRED TO BE DISCLOSED BY THE CODE OF ETHICS, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE OF ETHICS AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

NAME (Print)
             ------------------------------------------------------------------

SIGNATURE
             ------------------------------------------------------------------

DATE
             ------------------------------------------------------------------

(*)   OR PORTION THEREOF DURING WHICH THE CODE OF ETHICS HAS BEEN IN EFFECT.

                               HSBC INVESTOR FUNDS
                            HSBC INVESTOR PORTFOLIOS
                            HSBC ADVISOR FUNDS TRUST
     (each an "Investment Company"; collectively the "Investment Companies"

                   PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by Access Person prior-to any Personal trade):

Name:
       ------------------------------------------------------------------------
Date of proposed transaction:
                               ------------------------------------------------

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:
                   ------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Nature of the transaction (i.e., purchase, sale):
                                                   ----------------------------

-------------------------------------------------------------------------------


Are you or a member of your immediate family an officer or director of the
issuer of the securities or of any affiliate of the issuer?       Yes __ No __

         If Yes, please describe:
                                  ---------------------------------------------

-------------------------------------------------------------------------------

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Do you have any material nonpublic information concerning the issuer?

                           Yes __  No __

Do you beneficially own more than I of 1% of the outstanding equity securities of the issuer?

                           Yes __  No __

If yes, please report the name of the issuer and the total number of shares "beneficially owned":


Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or to be acquired by an Investment Company, that may be relevant to a determination of the existence of a potential conflict of interest?

                           Yes __  No __

If yes, please describe:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

         To the best of your knowledge and belief, the answers that you have provided above are true and correct.


                                                -------------------------------
                                                            Signature

Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer):


____ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code of Ethics, and that the conditions necessary 5 for approval of the proposed transaction have been satisfied.

____ I do not believe the above-described proposed transaction is consistent with the policies described in the Code of Ethics, or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:                                  Signed:
         -------------------------              -------------------------------
                                        Title:
                                                -------------------------------